Exhibit 99.1

Media	Investors
Ancel Martinez	Jim Rowe
415-222-3858	415-396-8216

Wells Fargo & Company Announces Final Results of Note

Exchange Offers

SAN FRANCISCO, December 6, 2013 – Wells Fargo & Company (NYSE: WFC) announced today the final results of its previously announced private offers to exchange (i) any and all outstanding subordinated notes of Wells Fargo & Company listed in the table below (the “Parent Notes”) for new Subordinated Notes due January 16, 2024 of Wells Fargo & Company (the “2024 Notes”), and (ii) any and all subordinated notes of Wells Fargo Bank, N.A. listed in the table below (together with the Parent Notes, the “Old Notes”) for new Subordinated Notes due January 15, 2044 of Wells Fargo & Company (the “2044 Notes” and, together with the 2024 Notes, the “New Notes”) and cash, if any. The pricing terms were determined as of the price determination date (11:00 a.m., New York City time, on November 21, 2013) in accordance with the terms set out in the confidential offering circular for the exchange offers, dated November 6, 2013, and the related letter of transmittal.

Based on information provided by D.F. King & Co., Inc., the exchange agent for the exchange offers, the aggregate principal amount of Old Notes validly tendered for exchange and not validly withdrawn as of the expiration date for the exchange offers (11:59 p.m., New York City time, on December 5, 2013) is set out in the table below:

CUSIP/ISIN Number	Old Notes	Issuer	Principal Amount Outstanding Prior to the Launch of the Exchange Offers	Principal Amount Tendered as of the Expiration Date
929903AE2/ US929903AE28	4.875% Subordinated Notes due February 15, 2014	Wells Fargo & Company	$900,000,000	$70,511,000
949746FS5/ US949746FS59	4.625% Subordinated Notes due April 15, 2014	Wells Fargo & Company	$500,000,000	$36,912,000
844730AG6/ US844730AG67	5.800% Subordinated Notes due June 15, 2014	Wells Fargo & Company	$400,000,000	$5,676,000
929903AJ1/ US929903AJ15	5.250% Subordinated Notes due August 1, 2014	Wells Fargo & Company	$1,500,000,000	$181,028,000
949746CR0/ US949746CR04	5.000% Subordinated Notes due November 15, 2014	Wells Fargo & Company	$850,000,000	$54,149,000
949746JE2/ US949746JE28	5.125% Subordinated Notes due September 15, 2016	Wells Fargo & Company	$850,000,000	$81,456,000
929903CH3/ US929903CH31	5.625% Subordinated Notes due October 15, 2016	Wells Fargo & Company	$1,250,000,000	$242,158,000
33738MAA9/ US33738MAA99	6.180% Subordinated Notes due February 15, 2036	Wells Fargo Bank, N. A.	$149,700,000	$99,918,000
33738KAA3/ US33738KAA34	6.180% Subordinated Notes due February 15, 2036	Wells Fargo Bank, N. A.	$150,000,000	$67,955,000
94980VAG3/ US94980VAG32	5.950% Subordinated Notes due August 26, 2036	Wells Fargo Bank, N. A.	$1,000,000,000	$338,959,000
33738MAG6/ US33738MAG69	6.919% Subordinated Notes due December 15, 2036	Wells Fargo Bank, N. A.	$50,000,000	$38,206,000
92976GAG6/ US92976GAG64	5.850% Subordinated Notes due February 1, 2037	Wells Fargo Bank, N. A.	$1,500,000,000	$517,402,000

92976GAJ0/ US92976GAJ04	6.600% Subordinated Notes due January 15, 2038	Wells Fargo Bank, N. A.	$2,500,000,000	$1,086,367,000

In accordance with the terms of the exchange offers, Wells Fargo & Company has accepted all of the Old Notes that were validly tendered for exchange. The final settlement took place on December 6, 2013.

Each exchange offer was conducted by Wells Fargo & Company upon the terms and subject to the conditions set forth in the confidential offering circular and the related letter of transmittal. The exchange offers were only extended, and copies of the offering documents were only made available, to holders of outstanding Old Notes that certified their status as (1) a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (2)(A) a person other than a “U.S. person” as defined in Rule 902 under Regulation S of the Securities Act and (B) if resident and/or located in any Member State of the European Economic Area that has implemented provisions of the Directive 2003/71/EC (as amended, including pursuant to Directive 2010/73/EU, the “Prospectus Directive”), a qualified investor as defined in Article 2.1(e) of the Prospectus Directive.

The New Notes are not registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Wells Fargo & Company has entered into a registration rights agreement with respect to each series of New Notes.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The exchange offers were made solely by the confidential offering circular and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

In particular, this communication is only addressed to and directed at: (A) in any Member State of the European Economic Area that has implemented the Prospectus Directive, qualified investors in that Member State within the meaning of the Prospectus Directive and (B) (i) persons that are outside the United Kingdom or (ii) persons in the United Kingdom who are investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or fall within Article 43 of the Order, or any other person to whom it may otherwise lawfully be communicated under the Order (all such persons together being referred to as “relevant persons”). The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Notes was engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

This press release contains forward-looking statements, which are subject to risks and uncertainties. The forward-looking statements contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “will,” “may,” “likely” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made and are not based on historical facts but instead represent Wells Fargo & Company’s then current expectations regarding future events, circumstances or results. Wells Fargo & Company undertakes no obligation to update or revise any forward-looking statements.